UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2007

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue Malvern, PA		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Vishay Intertechnology, Inc. announced today that its Board of Directors has adopted a resolution pursuant to which the Company intends to waive its rights to settle the principal amount of its 3-5/8% Convertible Subordinated Notes, upon any conversion or repurchase of the notes, in shares of Vishay common stock.

The notes are convertible at a conversion price of $21.28 per $1,000 principal amount, equivalent to 46.9925 shares per $1,000 principal amount.  The number of shares of common stock that Vishay will issue in excess of the principal amount of the notes, assuming a market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [(P - $21.28) * 46.9925] / P

where

S =	the number of shares to be issued per $1,000 principal amount of the notes, and
P =	the average of the last reported sales prices of Vishay common stock for the five days preceding conversion.

A copy of the press release regarding this announcement is furnished as Exhibit 99 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99	Press release dated July 2, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Richard N. Grubb

Name:	Richard N. Grubb
Title:	Executive Vice President and Chief Financial Officer